[LETTERHEAD OF LEBENSFELD BORKER & SUSSMAN LLP]

                                                                January 12, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re: Balchem Corporation

Dear Sirs:

        We have acted as counsel for Balchem Corporation, a Maryland corporation (the "Company"), in connection with the approval for the issuance of up to 100,000 shares of the Company's common stock, $.06 2/3 par value, pursuant to the terms of the Balchem Corporation 401(k) Profit Sharing Plan, which shares are the subject of a Registration Statement on Form S-8 being filed with the Securities and Exchange Commision.

        We have examined such corporate records and other documents as we have deemed relevant as a basis for our opinion hereinafter expressed.

        Based on the foregoing, we are of the opinion that the shares, when issued in accordance with the terms of the aforesaid Plan, are or will be legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Form S-8 Registration Statement relating to shares.

                                              Very truly yours,

                                              s/sLebensfeld Borker & Sussman LLP
                                              ----------------------------------
                                                 Lebensfeld Borker & Sussman LLP